Exhibit 99.1

Apple Reports Second Quarter Results

Revenue Increases 70 Percent and Net Income Increases Over 500 Percent Year-Over-Year

CUPERTINO, California–April 13, 2005–Apple® today announced financial results for its fiscal 2005 second quarter ended March 26, 2005. For the quarter, the Company posted a net profit of $290 million, or $.34 per diluted share. These results compare to a net profit of $46 million, or $.06 per diluted share, in the year-ago quarter. Revenue for the quarter was $3.24 billion, up 70 percent from the year-ago quarter. Gross margin was 29.8 percent, up from 27.8 percent in the year-ago quarter. International sales accounted for 40 percent of the quarter’s revenue.

Apple shipped 1,070,000 Macintosh® units and 5,311,000 iPods during the quarter, representing a 43 percent increase in CPU units and a 558 percent increase in iPods over the year-ago quarter.

“We are delighted to report a record second quarter for Apple in both revenue and earnings,” said Steve Jobs, Apple’s CEO. “Apple is firing on all cylinders and we have some incredible new products in the pipeline for the coming year, starting with Mac OS X Tiger later this month.”

“We’re very pleased to report 70 percent revenue growth and a 530 percent increase in net income,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the third quarter of fiscal 2005, we expect revenue of about $3.25 billion and earnings per diluted share of about $.28.”

Apple will provide live streaming of its Q2 2005 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, April 13, 2005 at http://www.apple.com/quicktime/qtv/earningsq205/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about future products and the Company’s estimated revenue and earnings for the third quarter of fiscal 2005. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources, including the timely resolution of manufacturing issues associated with the G5 microprocessors used in many of the Company’s Macintosh systems; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third-parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party music content, and the ability of the Company to successfully evolve its operating system and attract sufficient Macintosh developers. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 25, 2004, the Company’s Form 10-Q for the quarter ended December 25, 2004 and the Company’s Form 10-Q for the quarter ended March 26, 2005 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications. Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR web site (http://www.apple.com/pr/) or call Apple’s Media Helpline at (408) 974-2042

© 2005 Apple. All rights reserved. Apple, the Apple logo, Macintosh, Mac, Mac OS, iPod and QuickTime are either registered trademarks or trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

ASSETS:

	March 26,	September 25,
	2005	2004
Current assets:
Cash and cash equivalents	$2,254	$2,969
Short-term investments	4,803	2,495
Accounts receivable, less allowances of $51 and $47, respectively	888	774
Inventories	164	101
Deferred tax assets	297	231
Other current assets	601	485
Total current assets	9,007	7,055
Property, plant, and equipment, net	742	707
Goodwill	80	80
Acquired intangible assets	33	17
Other assets	249	191
Total assets	$10,111	$8,050

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,773	$1,451
Accrued expenses	1,579	1,200
Total current liabilities	3,352	2,651
Non-current liabilities	373	323
Total liabilities	3,725	2,974

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 823,136,748 and 782,887,234 shares issued and outstanding, respectively	3,195	2,514
Deferred stock compensation	(70)	(93)
Retained earnings	3,255	2,670
Accumulated other comprehensive income (loss)	6	(15)
Total shareholders’ equity	6,386	5,076
Total liabilities and shareholders’ equity	$10,111	$8,050

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	March 26,	March 27,	March 26,	March 27,
	2005	2004	2005	2004

Net sales	$3,243	$1,909	$6,733	$3,915
Cost of sales	2,275	1,379	4,769	2,849
Gross margin	968	530	1,964	1,066

Operating expenses:
Research and development	119	123	242	242
Selling, general, and administrative	447	345	917	688
Restructuring costs	—	10	—	10
Total operating expenses	566	478	1,159	940

Operating income	402	52	805	126

Other income and expense:
Gains on non-current investments	—	—	—	4
Interest and other income, net	33	12	59	21
Total other income and expense	33	12	59	25

Income before provision for income taxes	435	64	864	151
Provision for income taxes	145	18	279	42

Net income	$290	$46	$585	$109

Earnings per common share:
Basic	$0.36	$0.06	$0.73	$0.15
Diluted	$0.34	$0.06	$0.69	$0.15

Shares used in computing earnings per share (in thousands):
Basic	808,172	730,694	798,602	727,796
Diluted	857,011	756,460	848,553	750,336

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended March 26, 2005				Three Months Ended March 27, 2004
	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP	As Reported	Non-GAAP Adjustments)	(a)	Non- GAAP

Operating income	402	10	(b)	412	52	16	(c)	68

Total other income and expense	33	—		33	12	—		12

Provision for income taxes	145	1	(d)	146	18	4	(d)	22

Net income	$290	$9		$299	$46	$12		$58

Earnings per common share:
Basic	$0.36			$0.37	$0.06			$0.08
Diluted	$0.34			$0.35	$0.06			$0.08

Shares used in computing earnings per share (in thousands):
Basic	808,172			808,172	730,694			730,694
Diluted	857,011			857,011	756,460			756,460

(a)          These adjustments reconcile the Company’s GAAP results of operations to its pro forma or non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash share-based compensation, restructuring costs, and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. Neither the Company’s GAAP nor non-GAAP results of operations include the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123 or SFAS No. 123 revised (123R) to expense share-based compensation, the impact of which is disclosed in the Company’s Forms 10-Q and 10-K as filed with the SEC. The Company expects to adopt SFAS No. 123R in its fourth fiscal quarter ending September 24, 2005.

(b)         This adjustment reflects the non-cash compensation expense related primarily to restricted stock awarded to the Company’s CEO in fiscal 2003 and restricted stock units awarded to selected members of the Company’s senior management team in fiscal 2004.  Of the total non-cash compensation expense of $10 million, $1 million is included in cost of sales; $1 million is included in research and development expense; and $8 million is included in selling, general and administrative expense. Note that neither the Company’s GAAP nor non-GAAP results of operations includes the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

(c)          This adjustment includes $6 million related to the non-cash compensation expense primarily attributable to restricted stock awarded to the Company’s CEO in fiscal 2003, which is included in selling, general and administrative expense, as well as $10 million related to restructuring actions initiated during the second quarter of fiscal 2004.

(d)         Amount reflects the expected tax impact on the above noted non-GAAP adjustments.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(In millions, except share and per share amounts)

	Six Months Ended March 26, 2005				Six Months Ended March 27, 2004
	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP	As Reported	Non-GAAP Adjustments	(a)	Non- GAAP

Operating income	805	20	(b)	825	126	22	(c)	148

Total other income and expense	59	—		59	25	(4	)(d)	21

Provision for income taxes	279	2	(e)	281	42	2	(e)	44

Net income	$585	$18		$603	$109	$16		$125

Earnings per common share:
Basic	$0.73			$0.76	$0.15			$0.17
Diluted	$0.69			$0.71	$0.15			$0.17

Shares used in computing earnings per share (in thousands):
Basic	798,602			798,602	727,796			727,796
Diluted	848,553			848,553	750,336			750,336

(a)          These adjustments reconcile the Company’s GAAP results of operations to its pro forma or non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash share-based compensation, restructuring costs, and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. Neither the Company’s GAAP nor non-GAAP results of operations include the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123 or SFAS No. 123 revised (123R) to expense share-based compensation, the impact of which is disclosed in the Company’s Forms 10-Q and 10-K as filed with the SEC. The Company expects to adopt SFAS No. 123R in its fourth fiscal quarter ending September 24, 2005.

(b)         This adjustment reflects the non-cash compensation expense related primarily to restricted stock awarded to the Company’s CEO in fiscal 2003 and restricted stock units awarded to selected members of the Company’s senior management team in fiscal 2004.  Of the total non-cash compensation expense of $20 million, $1 million is included in cost of sales; $2 million is included in research and development expense; and $17 million is included in selling, general and administrative expense. Note that neither the Company’s GAAP nor non-GAAP results of operations includes the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.

(c)          This adjustment includes $12 million related to the non-cash compensation expense primarily attributable to restricted stock awarded to the Company’s CEO in fiscal 2003, which is included in selling, general and administrative expense, as well as $10 million related to restructuring actions initiated during the second quarter of fiscal 2004.

(d)         This adjustment represents gain on sales of non-current investments.

(e)          Amount reflects the expected tax impact on the above noted non-GAAP adjustments.